UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 21, 2008 (March 18, 2008)

      Dividend Capital Total Realty Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (303) 228-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 18, 2008, all of the independent members of the board of directors of Dividend Capital Total Realty Trust Inc. (the “Company”), comprising three of the four members of the board, approved certain amendments to the Fourth Amended and Restated Advisory Agreement dated September 21, 2006 (the “Advisory Agreement”), by and among the Company, Dividend Capital Total Realty Operating Partnership LP (the “Operating Partnership”), and Dividend Capital Total Advisors LLC (the “Advisor”) and authorized certain officers of the Company to execute a Fifth Amended and Restated Advisory Agreement to give effect to such amendments consisting of the inclusion of a debt investments advisory fee to be paid to the Advisor (the “Debt Investments Advisory Fee”) in certain circumstances as described below.  On March 19, 2008, a Fifth Amended and Restated Advisory Agreement was entered into by the Company, the Operating Partnership and the Advisor.

Below is a summary of the modifications to the Advisory Agreement to give effect to the amendments approved by the Company’s board of directors:

A new Section 9(b) of the Advisory Agreement was included, as follows:

“9. Fees…(b)  Debt Investments Advisory Fee.  The Advisor shall receive as compensation for services rendered in connection with (i) the investigation, selection and origination of any type of debt investment and (ii) the investigation, selection and acquisition of any type of non-securitized debt investment a Debt Investments Advisory Fee payable by the Company.  The total Debt Investments Advisory Fee paid to the Advisor or its Affiliates shall not exceed 1.0% of the total amount of the relevant debt investment made directly or indirectly by the Company.  The Debt Investments Advisory Fee shall be payable on the closing date of the relevant debt investment.”

In addition, the following defined term was added to the Advisory Agreement:

“Debt Investments Advisory Fee. Any and all fees and commissions paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company, the Operating Partnership or the Advisor) in connection with (i) the origination of any type of debt investment including, but not limited to, the origination of mortgage loans, B-notes, mezzanine debt, participating debt (including with equity-like features), non-traded preferred equity, convertible debt, hybrid instruments, equity instruments and other related investments, and (ii) the acquisition of any type of non-securitized debt investment including, but not limited to, acquisitions or participations in mortgage loans, B-notes, mezzanine debt, participating debt (including with equity-like features), non-traded preferred equity, convertible debt, hybrid instruments, equity instruments and other related investments.”

This is only a summary of the amendments to the Advisory Agreement. The description of the Advisory Agreement contained on page 86 of the Company’s 424(b)(3) prospectus filed with the Securities and Exchange Commission on January 22, 2008 is hereby incorporated by reference into this report on Form 8-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
(Registrant)

Date: March 21, 2008	By:	/s/ Sonya J. Rosenbach
Name: Sonya J. Rosenbach
Title: Chief Accounting Officer and Treasurer